UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported):    October 1, 2002


                        FIRST FINANCIAL BANKSHARES, INC.
                        --------------------------------
             (Exact Name of Registrant as Specified in its Charter)


        Texas                         0-7674                       75-0944023
------------------------      ---------------------          -------------------
(State of Incorporation)      (Commission File No.)          (IRS Employer
                                                             Identification No.)


                      400 Pine Street, Abilene, Texas 79601
                      -------------------------------------
              (Address of Principal Executive Offices and Zip Code)

                  Registrant's Telephone Number (915) 627-7155

ITEM 5.  Other Events

     F. Scott Dueser, President and CEO of First Financial Bankshares, Inc. announced that J. Bruce Hildebrand has been named as the next Chief Financial Officer of the Company. Mr. Hildebrand will replace Curtis Harvey during the first quarter of 2003. Mr. Harvey will be leaving the Company to enter into a new business venture in Fort Worth, Texas. Mr. Harvey has served the Company very capably over the past 12 years, and he and Mr. Hildebrand will be able to work together for several months to assure a smooth transition of responsibilities.

     Mr. Hildebrand is a certified public accountant and has experience in working with publicly held companies and financial institutions. Mr. Hildebrand is currently a Financial Services Audit Partner in the Dallas Office of KPMG LLP. He has been with KPMG since 1979 and has been a partner since 1990. He is a graduate of Northwestern Louisiana State University and has been involved with the United Way of Dallas, the Finance Committees of Whites Chapel United Methodist Church and the Carroll Independent School District. He and his wife, Nancy, have three sons.


                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      FIRST FINANCIAL BANKSHARES, INC.
                                      (Registrant)



DATE:  October 1, 2002                By:  /S/F. Scott Dueser
                                           -------------------------------------
                                           F. SCOTT DUESER
                                           President and Chief Executive Officer